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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-86870) of our report dated February 5, 2002 relating to the financial statement schedule, which appears in ON Semiconductor Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated
February 5, 2002 relating to the consolidated financial statements of ON Semiconductor Corporation for the year ended December 31, 2001, which appears in ON Semiconductor Corporation's Current Report on Form 8-K dated September
30, 2002. We also consent to the incorporation by reference of our reports dated February 5, 2002 relating to the consolidated financial statements of Semiconductor Components Industries LLC (a wholly-owned subsidiary of ON Semiconductor Corporation), ON Semiconductor Trading LTD (an indirect wholly-owned subsidiary of ON Semiconductor Corporation) and SCG Malaysia Holdings Sdn. Bhd. (an indirect wholly-owned subsidiary of ON Semiconductor Corporation) for the year ended December 31, 2001, which appear in ON Semiconductor Corporation's Current Report on Form 8-K dated December 6, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


March 14, 2003
Phoenix, Arizona